UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The KEYW Holding Corporation
(Exact name of registrant as specified in its charter)

Maryland	27-1594952
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1334 Ashton Road, Suite A Hanover, MD	21076
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:      333-167608

Securities to be registered pursuant to Section 12(g) of the Act:   None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”), of The KEYW Holding Corporation (the “Company”), included under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s registration statement on Form S-1, which was originally filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2010, as amended (Registration No. 333-167608) (including any subsequent amendments, the “Registration Statement”), is incorporated by reference into this registration statement.  The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

No exhibits are required to be filed as the securities being registered on this form are being registered on an exchange on which no other securities of the Company are registered and are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The KEYW Holding Corporation

Date:  September 28, 2010                                                                By:  /s/  Leonard E. Moodispaw
    Leonard E. Moodispaw
    President and Chief Executive Officer